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                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS


                                                        Three Months Ended March 31,
                                                            2000        1999
                                                            ----        ----
                                                    (in thousand, except per share data)
BASIC

Income Before Cumulative Effect
   of Accounting Change                                   $395              $262
/ Weighted Average Shares                                2,601             2,658
                                                         -----             -----
   Per Share                                              0.15              0.10


Cumulative Effect of Accounting Change                    ----               (57)
/ Weighted Average Shares                                 ----             2,658
                                                         -----              ----
   Per Share                                              ----             (0.02)

                                                         -----             -----

Basic Earnings Per Share                                 $0.15             $0.08
                                                         =====             =====


DILUTED

Income Before Cumulative Effect
   of Accounting Change                                   $395              $262
/ Weighted Average Shares                                2,601             2,667
                                                         -----             -----
   Per Share                                              0.15              0.10


Cumulative Effect of Accounting Change                    ----               (57)
/ Weighted Average Shares                                 ----             2,667
                                                         -----             -----
   Per Share                                              ----             (0.02)

                                                         -----             -----

Diluted Earnings Per Share                               $0.15            $0.08
                                                         =====             =====



Notes:
   - Weighted average shares outstanding have been adjusted to reflect the 10% stock dividends in 2000 and 1999.

   - Where applicable, diluted share computations include the effects of outstanding stock options.





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